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                                                                     EXHIBIT 5.1


                [LETTERHEAD OF BALLARD SPAHR ANDREWS & INGERSOLL]



                                January 17, 1997



Excel Realty Trust, Inc.
16955 Via Del Campo
Suite 110
San Diego, California  92127

              Re: EXCEL REALTY TRUST, INC. REGISTRATION STATEMENT ON FORM S-3 - 196,656 SHARES OF COMMON STOCK, PAR VALUE - $.01 PER SHARE


Ladies and Gentlemen:

         In connection with the registration of 196,656 shares of Common Stock, par value $.01 per share (the "Stock"), under the Securities Act of 1933, as amended (the "Act"), by Excel Realty Trust, Inc., a Maryland corporation (the "Corporation"), on the Registration Statement on Form S-3 filed or to be filed with the Securities and Exchange Commission (the "Commission") on or about January ___, 1997, you have requested our opinion with respect to the matters set forth below.

         We have acted as special Maryland corporate counsel for the Corporation in connection with the matters described herein. In our capacity as special Maryland corporate counsel to the Corporation, we have reviewed and are familiar with the proceedings taken and proposed to be taken by the Corporation in connection with the authorization, issuance and sale of the Stock and for purposes of this Opinion, we have assumed that such proceedings will be timely completed in the manner presently proposed. We have examined the Articles of Amendment and Restatement of the Corporation filed on May 23, 1995 with the State Department of Assessments and Taxation of Maryland (the "Charter"), the By-Laws of the Corporation and certain actions taken by the Corporation's Board of Directors and stockholders, including relevant authorizations and approvals. In addition, we have examined a copy of the Agreement of Limited Partnership of Excel Realty Partners, L.P., dated as of April 24, 1995, together with Partner Schedules thereto, by and among the Corporation and certain of those persons identified in the Registration Statement as Selling Stockholders (the "Partnership Agreement"), and we have examined a copy of an agreement dated as of October 31, 1996, by and among the Corporation, Monroe County Employees Retirement System, and Excel J.V. Partners, L.P., a Delaware limited partnership (the "MCRS Agreement").

        We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as certified, photostatic, facsimile or conformed copies. In addition, we have assumed that each person executing the instrument, document or certificate referred to herein on behalf of any party is duly authorized to do so, and that each certificate submitted to us is true and accurate, both when given and as of the date hereof. We have also assumed that units of limited partnership in Excel Realty Partners, L.P., a Delaware limited partnership (the "Partnership"), were duly and validly issued to the holders of the Conversion Shares in accordance with the Partnership Agreement and such units were transferred and conveyed by such holders to the Corporation in accordance with the terms of the Partnership Agreement, and that the Conversion Shares were thereupon issued in consideration therefor, in the manner and number provided for under the terms of the Partnership Agreement.

        Based on the foregoing and subject to the assumptions and qualifications set forth herein, it is our opinion that, as of the date of this letter, the Stock has been duly authorized, validly issued, fully paid and non-assessable.

        We consent to your filing of this Opinion as an exhibit to the Registration Statement and to the reference to the name of our firm under the heading "Legal Matters".

        We are qualified to practice law in the State of Maryland and do not express any opinions herein concerning any law other than the law of the State of Maryland. Furthermore, the opinions presented in this letter are limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated.


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BALLARD SPAHR ANDREWS & INGERSOLL

Excel Realty Trust, Inc.
January 17, 1997
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         The opinions expressed in this letter are solely for your use and may not be relied upon by any person without our prior written consent.

                                        Very truly yours,

                                        Ballard Spahr Andrews & Ingersoll